STOCK ACQUISITION AGREEMENT

      THIS STOCK ACQUISITION AGREEMENT dated as of the 16th day of April, 1999, (but effective for accounting purposes as of April 1, 1999), is entered into by and among INFINITE GROUP, INC., a Delaware corporation (the "Purchaser") and JOHN T. MONAGHAN of Goshen, Massachusetts ("JM"), RALPH P. LAZZARA of Westfield, Massachusetts ("RL"), ROGER POIRIER of Easthampton, Massachusetts ("RP") and ROGER BEAUREGARD of Holyoke, Massachusetts ("RB") (JM, RL, RP and RB being collectively called the "Shareholders" and individually called a "Shareholder".

                                   BACKGROUND

      The Shareholders are the owners of all of the issued and outstanding capital stock of Osley & Whitney, Inc., a Massachusetts corporation (the "Company"). The Shareholders wish to sell, and the Purchaser wishes to acquire, all of the outstanding capital stock of the Company.

      NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Purchase of Shares

            1.1 Transfer. On the terms and subject to the

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conditions set forth herein, at the Closing (defined below), each Shareholder will sell, transfer and assign to the Purchaser the number of Company Shares (defined below) set forth opposite his name on Exhibit A, free and clear of all liens, claims and encumbrances whatsoever, in exchange for the portion of the Purchase Price (defined below) payable to him by the Purchaser.

            1.2 Purchase Price. The aggregate consideration payable by the Purchaser for the Company Shares (the "Purchase Price") shall be $1,500,000, payable (a) $300,000 by bank check or bank wire transfer and (b) $1,200,000 by the delivery of the Promissory Notes of the Purchaser (the "Notes" or a "Note") to the several Shareholders substantially in the forms of Exhibits B-1, B-2, B-3 and B-4 attached hereto. The Purchase Price shall be allocated to each Shareholder as set forth on Exhibit A.

            1.3 Delivery of Certificates. At the Closing, each Shareholder shall deliver to the Purchaser a certificate or certificates for Company Shares owned by him, together with properly executed stock powers endorsed in blank.

            1.4 Payment. At the Closing, subject to the terms of this Agreement, the Purchaser shall pay to each Shareholder the portion of the Purchase Price payable to him set forth on Exhibit A.


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

      2. Closing; Closing Date. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Cameron & Mittleman LLP, 56 Exchange Terrace, Providence, Rhode Island at 10:00 a.m. concurrently with the execution and delivery hereof or at such other place as the parties shall agree. The time and date upon which the Closing occurs is called the "Closing Date".

      3. Individual Representations of the Shareholders. Each Shareholder, for himself only, hereby represents and warrants to, and agrees with the Purchaser, as follows:

            3.1 Ownership. Such Shareholder is the lawful owner of record and beneficial owner of the number of Company Shares set forth opposite his name in Exhibit A.

            3.2 Liens. The Company Shares owned by such Shareholder are free and clear of all liens, charges, encumbrances and restrictions of any kind and nature whatsoever, and, at the time of Closing, none of such Company Shares will be subject to any written or oral agreement whatsoever with respect to the voting thereof, the sale or pledge thereof (including, without limitation, any option or right of first refusal to sell any such shares) or any like matter, nor has any proxy been granted to any person (defined below) with respect to any such shares of the Company Common Stock.


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

            3.3 Transfer of Title. The delivery by such Shareholder of the certificate or certificates representing the Company Shares to be sold to the Purchaser pursuant hereto, when duly endorsed for transfer to Purchaser, will vest in the Purchaser legal and valid title thereto, free and clear of all claims, liens, charges, encumbrances and restrictions of any kind and nature whatsoever.

            3.4 Authorization of Agreement. This Agreement has been duly and validly executed and delivered on behalf of such Shareholder and constitutes a valid obligation of such Shareholder, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable insolvency, bankruptcy or similar laws affecting the enforcement of creditors' rights generally.

            3.5 No Governmental Consents. No consent, authorization or approval of, exception by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            3.6 Interests in Property or Activities of the Company. Such Shareholder does not have any material interest (a) in any Property (defined below), used in or pertaining to the business of


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the Company (except for personal machinist's tool boxes), or (b) in the conduct of the business of the Company with its suppliers, customers or any other person, except to the extent of any indirect interest arising out of any such Shareholder's association with the Company as an officer, director, employee or shareholder of the Company.

            3.7 Finder. There is no firm, corporation, agency or other person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any such Shareholder.

            3.8 Investment Representations of Shareholders.

            (a) Such Shareholder is acquiring the Note to be delivered to him and will acquire any shares of common stock of the Purchaser (the "Purchaser Common Stock") upon the exercise of any conversion right under the Note (the Notes and Purchaser Common Stock being called collectively, the "Purchaser Securities") for his own account for the purpose of investment, and not with a view to, or sale in connection with, any distribution thereof.

            (b) Such Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his proposed investment in the Purchaser


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

Securities. Such Shareholder acknowledges that he, his attorneys, accountants and other representatives have had, prior to his execution of this Agreement, the opportunity to ask questions of, and to receive answers from, Purchaser concerning Purchaser, its affiliates and their business and financial condition.

            (c) Such Shareholder understands and acknowledges that all of the Purchaser Securities to be delivered to him pursuant to the provisions of this Agreement or the Note will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and agrees that the certificates therefor shall bear the following legend:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Such Shareholder further understands and acknowledges that stop transfer instructions will be issued by the Purchaser to its transfer agent with respect to all of the Purchaser Securities to be delivered to him pursuant to the provisions of this Agreement.

            (d) Such Shareholder understands and acknowledges that none of the Purchaser Securities to be delivered to him pursuant to


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

the provisions of this Agreement will be registered under the 1933 Act and, accordingly, such Shareholder recognizes that he may be required to bear the economic risk of his investment until such shares are registered and, after such registration, may lapse. Such Shareholder agrees on behalf of himself, and his heirs, executors, successors and assigns, that he will only sell, transfer, pledge or hypothecate any of the Purchaser Securities to be acquired by him pursuant to the provisions of this Agreement pursuant to an effective registration statement under the 1933 Act or in a transaction wherein registration under the 1933 Act is not required.

            3.9 Disclosure Material. The Purchaser has distributed to such Shareholder, and such Shareholder represents and warrants to the Purchaser that he has had an opportunity to review, prior to his execution and delivery of this Agreement, (a) the reports, documents and other materials filed by the Purchaser with the Securities and Exchange Commission (the "SEC") listed in Exhibit C (the "Commission Reports") and (b) such other data in the possession of the Purchaser as such Shareholder shall have requested.

      4. Additional Representations and Warranties of the Shareholders. Except as otherwise disclosed in a disclosure


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

statement dated the date hereof (the "Disclosure Statement") executed by the Shareholders and delivered to the Purchaser concurrently with the execution and delivery of this Agreement, the Shareholders, jointly and severally, represent and warrant to the Purchaser as follows:

            4.1 Outstanding Capital Stock. The Company is authorized to issue one thousand (1,000) shares, without par value, of common stock, of which one hundred (100) shares (the "Company Shares") are issued and outstanding and owned beneficially and of record by the Shareholders. No other class of capital stock of the Company is authorized or outstanding. All of the Company Shares are duly authorized and are legally and validly issued, fully paid and nonassessable.

            4.2 Options. There are no outstanding options, warrants, convertible securities, subscriptions or other commitments or rights of any nature to acquire any of the Company Shares or any other securities of the Company from the Company or any of the Shareholders.

            4.3 Subsidiaries. The Company does not, directly or indirectly, own or have the power to vote or the right or obligation to acquire, any securities or other equity interest of any person.


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

            4.4 Due Incorporation and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. The Company does not own or lease property in any jurisdiction other than Massachusetts, and is not required to be qualified or otherwise authorized to do business in any other jurisdiction in which the failure to be qualified would have a material adverse effect on the business or properties of the Company.

            4.5 Financial Statements. The Shareholders have delivered to the Purchaser unaudited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) of the Company at July 28, 1996, August 3, 1997 and August 2, 1998 and for each of the fiscal years then ended and its unaudited financial statements (balance sheet, profit and loss statement, statement of, stockholders equity and statement of cash flows) as at, and for the five month period ended December 27, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP")


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

applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements as at and for the period ending December 27, 1998 (the "Company Balance Sheet Date"), may not contain all footnotes and year-end adjustments required by generally accepted accounting principles. The balance sheet of the Company as at the Company Balance Sheet Date is referred to as the "Company Balance Sheet". The Financial Statements fairly and completely present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements as of the Company Balance Sheet Date, to normal year end adjustments, which alone or in the aggregate will not have a material adverse effect on the financial condition of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

            4.6 Continuity and No Material Adverse Change. Since the Company Balance Sheet Date, the Company has operated in conformity with its previous business practices, and there has been no material adverse change in the assets, properties, business, prospects or condition, financial or otherwise, of the Company, and none of the Shareholders knows of any such change which is


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

threatened. Since the Company Balance Sheet Date, there has been no damage, destruction or loss materially affecting the assets, properties, business, prospects or condition, financial or otherwise, of the Company, whether or not covered by insurance.

            4.7 Permits. The Company has complied in all material respects with all federal, state, county, local and foreign laws, ordinances, regulations and orders applicable to it or its business. The Company holds all licenses, permits, orders and approvals of governmental and regulatory bodies (collectively, "Permits") material to or necessary for the conduct of its business. All Permits are in full force and effect, no violations are or have been recorded in respect of any Permit, and no proceeding is pending or, to the knowledge of any of the Shareholders, threatened to revoke or limit any Permit.

            4.8 Approvals. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person, is required in connection with the execution and delivery by each of the Shareholders of this Agreement and the performance by each of the Shareholders of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement, and the performance


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

by each of the Shareholders of this Agreement in accordance with its terms and conditions will not conflict with or result in the breach or violation of, any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under: (a) the governing instruments of the Company; (b) any contract to which any of the Shareholders or the Company is a party or by or to which it or its assets or properties are bound or subject (except for contracts that will be terminated at Closing); (c) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory body; or (d) any Permit.

            4.9 Litigation. The Company is not a party to, or threatened with, any litigation or judicial, administrative or arbitration proceeding which if decided adversely to the Company could have a material adverse effect upon the transactions contemplated hereby or upon its assets, properties, business, prospects or condition, financial or otherwise. None of the Shareholders knows of any dispute with any person which materially and adversely affects, or might materially and adversely affect, the assets, properties, business, prospects or condition, financial or otherwise of the Company. None of the Shareholders knows of any present or threatened walkout, strike or any other similar


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

occurrence which materially and adversely affects, or might materially and adversely affect, the assets, properties, business, prospects or condition, financial or otherwise, of the Company or of any attempt to organize or represent the labor force of the Company differently from the manner in which it is currently organized and represented.

            4.10 Contracts. The Disclosure Statement sets forth all of the following contracts to which the Company is a party or by or to which it or its assets or properties are bound or subject: (a) contracts with any current or former officer, director, employee, consultant, advisor or shareholder; (b) contracts with any labor union or association representing any employee; (c) contracts for the purchase or acquisition of materials, supplies, equipment, merchandise or services (other than purchase orders in the ordinary course of business and other than contracts relating to acquisition, leasing and maintenance of copiers, telephone and other office equipment arising in the ordinary course of business and involving annual payments of not more than $2,500 for each such contract); (d) warehousing, distributorship, representative, management, marketing, sales agency, printing or advertising agreements; (e) contracts for the sale of any assets or properties


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

of the Company that have a value of $10,000 or more or that are other than in the ordinary course of business; (f) contracts for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company; (g) joint venture contracts relating to the assets, properties or business of the Company or by or to which it or its assets or properties are bound or subject; (h) contracts under which the Company agrees to indemnify or guarantee the obligations of any party, or to refrain from competing with any party; and (i) loan agreements and any other material contract whether or not made in the ordinary course of business. All of the contracts referred to in the preceding sentence and elsewhere referred to in this Agreement (collectively, the "Company Contracts") are in full force and effect, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in material default under any of them, nor is any other party to any Company Contract in material default thereunder, nor to the knowledge of any of the Shareholders does any condition exist which with notice or lapse of time or both would constitute a default thereunder. The Company is not a party to or bound by any contract which either individually or in the aggregate materially and adversely affects its assets, properties,


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

business, prospects or condition, financial or otherwise. No approval or consent of any person is needed in order that the Company Contracts continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Each of the contracts referred to in Section 4.10(a) can be terminated upon not more than one month's notice without payment of premium or penalty or any other kind of payment. The Disclosure Statement includes a list of all accounts and agreements of the Company with banking and other financial institutions and the persons authorized to act thereunder.

            4.11 Real Estate.

                  4.11.1 Ownership of Premises. The Company is the owner of good, marketable and insurable fee title to the land referred to in Section 3 of the Disclosure Statement and to all of the buildings, structures and other improvements located thereon (collectively, the "Company Real Property") free and clear of all liens or other encumbrances (as defined below). The Company Real Property constitutes all of the real property owned by the Company.

                  4.11.2 Leased Properties. The Company does not lease, sublease, use or occupy any real property or improvements except the Company Real Property.

                  4.11.3 Entire Premises. All of the land,


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

buildings, structures and other improvements used by the Company in the conduct of its business are included in the Company Real Property.

                  4.11.4 Space Leases. The Company is not a party to any lease, sublease, license or other contract granting to any person any right to the possession, use, occupancy or enjoyment of the Company Real Property or any portion thereof.

                  4.11.5 No Options. The Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Company Real Property or any portion thereof or interest therein.

                  4.11.6 Condition and Operation of Improvements. All components of all buildings, structures and other improvements included within the Company Real Property (the "Company Improvements") are in good and normal working order and repair.

                  4.11.7 Real Property Permits and Insurance. All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Company Real Property Permits") of all governmental authorities having jurisdiction over the Company Real Property, and from all insurance companies and


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

fire rating and other similar boards and organizations (collectively, "insurance organizations"), required or appropriate have been issued to the Company to enable the Company Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect. All policies of liability and casualty insurance (collectively, the "Company Insurance Policies") currently or previously issued or customarily maintained with respect to other similar properties in the region, or required in connection with the ownership, leasing, use occupancy or operation of the Company Real Property as currently used, occupied and operated, have been issued to the Company by reputable insurance companies and are currently in full force and effect. The Company has not received, or been informed by a third party of the receipt by it, of any notice from any governmental authority having jurisdiction over the Company Real Property or from any insurance organization threatening a suspension, revocation, modification or cancellation of any the Company Real Property Permits or the Company Insurance Policies, as the case may be, and, to the knowledge of each of the Shareholders, there is no basis for the issuance of any such notice or the taking of any such action.


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

                  4.11.8 Compliance with Law. To the knowledge of each of the Shareholders, the Company Real Property is in compliance in all material respects with all applicable building, zoning, environmental and other land use and similar laws, codes, ordinances, rules, regulations and orders of governmental authorities (collectively, "Real Property Laws"), and none of the Shareholders and the Company has received any notice of violation or claimed violation of any Real Property Law.

                  4.11.9 Condemnation. None of the Shareholders and the Company has received notice of, and none has any knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Company Real Property or any part thereof or of any sale or other disposition of the Company Real Property or any part thereof in lieu of condemnation.

                  4.11.10 Casualty. No portion of the Company Real Property has suffered any material damage by fire or other casualty which has not been completely repaired and restored to its original condition.

                  4.11.11 Encroachments. To the knowledge of each of the Shareholders, there are no encroachments or other facts or conditions affecting any parcel of the Company Real Property that would be revealed by an accurate survey thereof which would,


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

individually or in the aggregate, (a) interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied and operated or as intended to be used, occupied and operated or (b) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. To the knowledge of each of the Shareholders, no portion of any of the Company Improvements encroaches upon any property not included within the Company Real Property or upon the area of any easement affecting the Company Real Property.

            4.12 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Company Balance Sheet and all accounts and notes receivable arising subsequent to the Company Balance Sheet Date have or will have arisen in the ordinary course of business and represent valid obligations to the Company.

            4.13 Inventory. The inventory of the Company as set forth on the Company Balance Sheet was, and the inventory of the Company on the date hereof and on the Closing Date will be, in good and merchantable condition, reasonably in balance and in useable or saleable condition in the ordinary course of business, except for obsolete or defective materials and any excess stock items which alone and in the aggregate are not material. Such inventory does


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

not include any material amounts of any item that was at any prior time written off or written down by the Company. To the knowledge of the Shareholders, there is no adverse condition affecting the supply of materials or inventories available to the Company.

            4.14 Tangible Property. The Company owns or leases all plant, machinery, equipment, furniture, improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to its business and necessary to the continued conduct of business in the ordinary course by the Company (collectively, the "Company Tangible Property"). All material leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use any interest owned or claimed by it (including, without limitation, options) in or to the Company Tangible Property are listed in the Disclosure Statement and are in full force and effect. There is no material default or event of default or event which with notice or lapse of time or both would constitute a material default under any such lease, contract, franchise or license. The Company Tangible Property is in good and normal operating condition and repair, and the Company has not received notice, and none of the Shareholders has any knowledge, that any of it is in material violation of any existing law or any building, zoning, health, safety or other ordinance, code or


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

regulation.

            4.15 Intangible Property. The Disclosure Statement sets forth all patents, copyrights, trademarks, service marks, trade names and franchises of the Company (collectively, the "Company Intangible Property"), all applications for the Company Intangible Property, and all permits, grants and licenses or other rights running to or from the Company relating to the Company Intangible Property which are material to or used in the business of the Company. All of the Company Intangible Property is owned by the Company free and clear of any liens or other encumbrances. The Company has no notice of any adversely held patent, invention, copyright, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the Company Intangible Property or any process or confidential information of the Company and none of the Shareholders knows of any basis for any such charge or claim.

            4.16 Liens. The Company owns and will on the Closing Date own outright and has and will have good and marketable title to all of its assets and properties, including, without limitation, all of the assets and properties reflected on the Company Balance Sheet, in each case free and clear of any lien or other encumbrance, except for: (i) immaterial assets and properties; and


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

(ii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers and like persons, which are not yet due and payable.

            4.17 Suppliers and Customers. Subject to normal fluctuations in orders from customers in the ordinary course of business, the relationships of the Company with its suppliers and customers are good commercial working relationships, and no such supplier or customer has canceled or threatened to cancel its relationship with the Company or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Company or its usage of the Company's services or products. The Company does not have any notice, and none of the Shareholders has any knowledge, that any such supplier or customer intends to cancel or otherwise modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company or its usage of the services or products of the Company, and the sale of the Company Common Stock to the Purchaser will not, to the best of the knowledge and belief of each of the Shareholders, adversely affect the relationship with any such supplier or customer.

            4.18 Insurance. The Disclosure Statement sets forth all


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

policies or binders of fire, liability, workers' compensation, product liability, vehicular or other insurance held by or on behalf of the Company (describing each pending claim thereunder), other than workers compensation claims and personal injury claims fully covered by insurance and arising in the ordinary course of business). Such policies and binders are in full force and effect. The Company is not in default with respect to any provision contained in any such policy or binder and neither has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the Shareholders or the Company has received a notice of cancellation or non-renewal of any such policy or binder.

            4.19 Officers, Directors and Employees. The Disclosure Statement sets forth a correct and complete list of all officers, directors and employees of the Company as of the date thereof. There has been no material change in such list since such date.

            4.20 Operations of the Company. Since the Company Balance Sheet Date, the Company has not:

                  (a) merged with or into or consolidated with any other person, or changed or agreed to change in any manner the character of its business;

                  (b) entered into or amended any employment


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

agreement, entered into any agreement with any labor union or association representing any employee or entered into or amended any Company Benefit Plan (as defined in Section 4.24);

                  (c) incurred any indebtedness for borrowed money, except in the ordinary course of business under existing agreements (except for indebtedness incurred to the Purchaser);

                  (d) declared or paid any dividends or declared or made any distributions of any kind to its shareholders;

                  (e) increased the aggregate amount of indebtedness and other liabilities of the Company to the Shareholders or any of them and all entities owned or controlled by the Shareholders or any of them;

                  (f) waived any right of material value to its business;

                  (g) materially changed any of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

                  (h) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any officer, employee, consultant or agent, or any accrual for or commitment or agreement to make or pay the same, other than to persons not officers, directors or shareholders of the Company made in the ordinary course of business;

                  (i) made any loan or advance to any of its officers, directors, employees, consultants, agents or shareholders, other than travel advances made in the ordinary course of business;

                  (j) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants or agents, other than to persons not officers, directors or shareholders of the Company made in the ordinary course of business;

                  (k) except in the ordinary course of business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract to which it is a party or by or to which it or its assets or properties are bound or subject or pursuant to which it agrees to indemnify any party or refrain from competing with any party;

                  (l) except for indebtedness to the Purchaser and except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent, whether or not currently due and payable and whether with an affiliate or otherwise);

                  (m) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

                  (n) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction; or

                  (o) except in the ordinary course of business, otherwise paid or transferred to any person any cash or cash equivalents of the Company.

            4.21 Potential Conflicts of Interest. No officer, director or shareholder of the Company: (a) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company; (b) owns, directly or indirectly, in whole or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license or secret or confidential information which the Company is using or the use of which is necessary for the business of the Company; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under any Company Benefit Plan and similar matters and agreements existing on the date hereof.

            4.22 Full Disclosure. All documents and other papers delivered by or on behalf of the Shareholders to the Purchaser in connection with this Agreement and the transactions contemplated hereby are and will be complete and correct in all material respects; and all contracts to which the Company is a party are valid, subsisting and binding on the parties thereto in accordance with their terms. The information furnished by or on behalf of the Shareholders to the Purchaser in connection with this Agreement and the transactions contemplated hereby does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading.

            4.23 Liabilities. As at the Company Balance Sheet Date, the Company had no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed, inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes (as defined in Section 12), other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement ("Liabilities"), which are not fully and adequately reflected on the Company Balance Sheet. The Company has no Liabilities, other than (a) Liabilities fully and adequately reflected on the Company Balance Sheet, and (b) normal or recurring liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice. None of the Shareholders has any knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company or any successor to the business of the Company except in the ordinary course of business.

            4.24 Employee Benefit Plans.

                  (a) The Shareholders have delivered to the Purchaser complete and correct copies of: (a) all plan texts, agreements and material employee communications relating to each Company Benefit Plan; (b) all summary plan descriptions (whether or not required to be furnished pursuant to ERISA), the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting of related plan assets with respect to each Company Benefit Plan which is an "employee benefit plan" (within the meaning of section 3(3) of ERISA); and (c) the most recent actuarial valuation and the most recent determination letter received from the Internal Revenue Service with respect to each Pension Plan.

                  (b) To the knowledge of any Shareholder, no event has occurred, and there exists no condition or set of circumstances in connection with which the Company or any Company Benefit Plan or the Purchaser, directly or indirectly, could be subject to any liability under ERISA, the Code or any other law, regulation or governmental order with respect to any employee benefit plan described in section 3(3) of ERISA. Each Company Benefit Plan conforms to, and its administration is in compliance with, all applicable laws and regulations, including but not limited to ERISA and the Code. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to any Company Benefit Plan or against the assets of any Company Benefit Plan.

                  (c) No Company Benefit Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by law or

(ii) death benefits under any Pension Plan).

                  (d) There are no reserves, assets, surplus or prepaid premiums under any Company Benefit Plan which is a "welfare plan" (as defined in section 3(l) of ERISA).

                  (e) The present value of all "benefit liabilities" (as defined in section 4001(a)(16) of ERISA) under each Pension Plan which is a "defined benefit plan" (as defined in section 3(35) of ERISA) did not exceed as of the most recent plan actuarial valuation date the then current fair market value of the assets of such plan. There has been no material diminution in the fair market value of such assets since the most recent plan valuation date. For purposes of determining the present value of benefit liabilities under any such plan, the actuarial assumptions and methods used under such plan for the most recent plan actuarial valuation shall be used, except that the interest and mortality assumptions utilized by the Pension Benefit Guaranty Corporation for valuing liabilities of Pension Plans terminating as of the Closing Date shall be substituted for the interest and mortality assumptions used by such plan, and all benefits provided under such plan shall be deemed to be fully vested.

                  (f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

                  (g) No Company Benefit Plan is a "multiple employer plan," within the meaning of the Code or ERISA or the regulations promulgated thereunder, and the Company has not made any contributions to or participated in any "multiple employer plan".

                  (h) Whenever any of the terms set forth below is used in this
Section 4.24 or elsewhere in this Agreement it shall have the following meaning:
(i) "Company Benefit Plan" shall mean any plan, agreement, arrangement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, or severance pay plan, or a life, health, disability or accident insurance plan, or a holiday, vacation, Christmas or other bonus practice or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any "employee benefit plan," as defined in section 3(3) of ERISA, maintained by or with respect to which the Company has or in the future may have, any liability or obligation with respect to any current or former employees of the Company, or their beneficiaries; (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and (iii) "Pension Plan" shall mean a Company Benefit Plan which is a "pension plan," as defined in section 3(2) of ERISA.

            4.25 Tax Matters.

            (a) The Company has: (i) timely paid all Taxes required to be paid by it through the date hereof and shall timely pay all Taxes required to be paid by it after the date hereof and through the Closing Date; and (ii) timely filed all returns, declarations, reports, information returns and statements in respect of Taxes ("Tax Returns") required to be filed through the date hereof, and shall prepare and timely file all Tax Returns required to be filed after the date hereof and through the Closing Date. All Tax Returns filed pursuant to the preceding clause (ii) after the date hereof shall, in each case, be prepared and filed in a manner consistent (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or agreed to by the Purchaser.

            (b) No audit relating to Tax liability of the Company is in progress, no extension of time is in force with respect to any date on which any Tax Return of the Company was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax by the Company, nor will any such extension of time or waiver or agreement be filed by or in effect for the Company at any time through the Closing Date.

            (c) The Company has not agreed and is not required to make, and will not at any time through the Closing Date agree to be required to make, any adjustment under (or in the manner provided by) section 481(a) of the Code by reason of a change in accounting method or otherwise.

            (d) Neither the Company nor any predecessor has, at any time, consented under section 314(f)(1) of the Code, or agreed under section 314(f)(3) of the Code, or will at any time through the Closing Date consent or agree, to have the provisions of section 314(f)(2) of the Code apply.

      4.26  Environmental Matters.

            (a) To the knowledge of any Shareholder, as of the date hereof, no underground storage tanks are present under any property that the Company or any affiliate now owns or any property that the Company or any affiliate has at any time owned, operated, occupied or leased. As of the date hereof, no substance that has been designated by any federal, state or local governmental agency, board or authority (a "Governmental Entity") or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation Recovery Act of 1976, as amended, or any state law, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, is present, as a result of the actions of the Company or to the knowledge of any of the Shareholders, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company or any affiliate has at any time owned, operated, occupied or leased.

            (b) At no time has the Company or an affiliate transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date. Neither the Company or any affiliate has disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which violation would have a material adverse effect on the Company.

            (c) The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses as such activities and businesses are currently being conducted, the absence of which would have a material adverse effect on the Company.

            (d) No action, proceeding, revocation proceeding, amendment procedure, writ injunction or claim is pending or, to the knowledge of any of the Shareholders or the Company, threatened concerning any Environmental Permit or any Hazardous Materials Activity of the Company. None of the Shareholders or the Company is aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability which would have a material adverse effect on the Company.

            4.27 Articles and Bylaws. The Company has delivered to the Purchaser true and correct copies of the Articles of Organization and Bylaws of the Company, and all amendments thereto, certified as true and correct by the Clerk of the Company (collectively, the "Company Organization Documents").

            4.28 Year 2000. The Company has taken all reasonable action to access, evaluate and correct all of the hardware, software, embedded microchips and other processing capabilities it uses, directly or indirectly, to ensure that they will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000.

            4.29 Books and Records.

            (a) The books of account and other financial records of the Company are, in all respects, complete and correct and are maintained in accordance with good business practices, and are accurately reflected in the Financial Statements.

            (b) The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

            (c) The minute books of the Company contain accurate records of all meetings and accurately reflect all other corporate action of the stockholders and directors and any committees of directors of the Company.

      5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and to the Shareholders as follows:

            5.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            5.2 Authorization of Transaction. The Purchaser has all requisite power and authority to execute and deliver this Agreement and the other instruments and agreements to be delivered pursuant hereto, including the Notes, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been or will have been on the Closing Date, duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes, and each Note when executed and delivered will be, a valid and binding obligation of the Purchaser enforceable against Purchaser in accordance with its terms, except to the extent enforceability may be limited by applicable insolvency, bankruptcy or similar laws affecting the enforcement of creditors' rights generally.

            5.3 Noncontravention. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby will (a) conflict with or violate any provision of the charter or By-laws of the

Purchaser, (b) require on the part of the Purchaser any filing with, or permit, authorization, consent or approval of, any governmental entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Purchaser or on the ability of the parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of its assets are subject other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Purchaser or on the ability of the parties to consummate the transactions contemplated by this Agreement or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets.

            5.4 Commission Reports. The Commission Reports constitute all of the documents required to be filed by the Purchaser under Section 13 of the Exchange Act with the SEC since January 1, 1997. As of their respective dates, the Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Purchaser included in the Commission Reports (a) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934, as amended),
(c) fairly present the consolidated financial condition, results of operations and cash flows of the Purchaser as of the respective dates thereof and for the periods referred to therein, and (d) are consistent with the books and records of the Purchaser.

            5.5 Absence of Material Litigation or Adverse Changes. Neither the Purchaser nor any of its subsidiaries is a party to, or threatened with, any litigation or judicial, administrative or arbitration proceeding which if decided adversely could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, prospects or condition, financial or otherwise, of the Purchaser and its subsidiaries, taken as a whole. Since December 31, 1998, there has not been any material adverse change in the assets, business, outstanding capital stock, indebtedness, financial condition or results of operations of the Purchaser, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

            5.6 Brokers' Fees. The Purchaser has not dealt with any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      6. Covenants and Agreements. The parties covenant and agree as follows:

            6.1 Conduct of Business. (a) From the date hereof through the Closing Date, the Shareholders shall cause the Company to conduct its business in the ordinary course and, without the prior written consent of the Purchaser, not undertake any of the actions specified in Section 4.20. From the date hereof through the Closing Date, except in the ordinary course of business, the Shareholders shall not permit the Company to enter into or permit the Company or its assets to become bound by or subject to, any contracts of the type required to be disclosed pursuant to Section 4.10. From the date hereof through the Closing Date, the Shareholders shall cause the Company to continue to manage its inventories, accounts receivable, accounts payable, and payroll in accordance with past practice in the ordinary course of business. In the event that, in the ordinary course of business, the Company enters into, or the Company or its assets becomes bound by or subject to, any contracts of the type required to be disclosed pursuant to Section 4.10, the Shareholders shall give the Purchaser written notice thereof.

                  (b) From the date hereof through the Closing Date, the Purchaser shall conduct its business in the ordinary course.

            6.2 Insurance. From the date hereof through the Closing Date, the Shareholders shall cause the Company to maintain in force (including necessary renewals thereof) the insurance policies listed in the Disclosure Statement, except to the extent that they may be replaced with equivalent policies appropriate to insure its assets and business to the same extent as currently insured at the same or lower rates or at the rates approved by the Purchaser.

            6.3 Preservation of Business. From the date hereof through the Closing Date, the Shareholders shall cause the Company to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

            6.4 Litigation. From the date hereof through the Closing Date, the Shareholders shall notify promptly the Purchaser of any actions or proceedings, after the date hereof, of the type described in Section 4.9 commenced or threatened against the Company or against any officer, director, employee, consultant, agent, shareholder or other representative of the Company with respect to the affairs of the Company.

            6.5 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, the Shareholders shall cause the Company to, and the Purchaser shall, respectively, conduct its business in such a manner so that the representations and warranties contained in Sections 4 and 5, respectively, shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Each party shall promptly be given notice by the other of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement.

            6.6 Corporation Examinations and Investigations. Prior to the Closing Date, the Shareholders shall cause the Company to permit the Purchaser, through its employees and representatives, including, without limitation, its counsel and accountants, to make such investigation, including, without limitation, environmental assessments and studies, of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as they wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party shall cooperate fully therein. The Shareholders shall cause the Company make available to the representatives of the Purchaser all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. All such information disclosed to the Purchaser shall be kept confidential until the Closing, except as required to be disclosed by applicable law.

            6.7 Related Parties. Except for obligations of RL under the Split Dollar Agreement (defined in the Disclosure Statement), the Shareholders shall, prior to the Closing, pay or cause to be paid to the Company all indebtedness and other amounts owed to the Company by the Shareholders, or by any entity owned or controlled by the Shareholders.

            6.8 Expenses of Sale. Each of the parties hereto agrees that each shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, ("Transaction Fees"), except that the Company may pay, or reimburse the Shareholders for, such Transaction Fees incurred by them as Purchaser may reasonably approve.

            6.9 Further Assurances. Each of the Shareholders shall execute after the date hereof such documents and other papers and perform such further acts as may be reasonably required or desirable to satisfy the conditions precedent set forth in Section 7 and to carry out the provisions hereof and the transactions contemplated hereby. The Purchaser shall execute after the date hereof such documents and other papers and perform such further acts as may be reasonably required or desirable to satisfy the conditions precedent set forth in Section 8 and to carry out the provisions hereof and the transactions contemplated hereby.

            6.10 Amendment to Documents. Each of the Shareholders agrees to take no action to amend, or permit the amendment of, any of the Company Organization Documents without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

      7. Conditions Precedent to the Obligation of the Purchaser. The obligations of the Purchaser to enter into and complete the Closing are subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived:

            7.1 Representations and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied by each on or prior to the Closing Date. Each of the Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by the Shareholders to the foregoing effect.

            7.2 Opinion of Counsel to the Shareholders. The Purchaser shall have received the opinion of Gary E. Martinelli & Associates, P.C., counsel to the Shareholders, dated the date of the Closing, addressed to the Purchaser, in form and substance reasonably acceptable to the Purchaser and its counsel.

            7.3 Employment and Consulting Agreements. Concurrently with the Closing, JM and RP shall have entered into an Employment Agreement with the Purchaser (the "Employment Agreement") substantially in the form attached hereto as Exhibit D, and RL shall have entered into a Consulting Agreement with the Purchaser (the "Consulting Agreement"), substantially in the form attached hereto as Exhibit E.

            7.4 Confidentiality and Non-Competition Agreement. Concurrently with the Closing, each of the Shareholders shall have executed and delivered to the Purchaser a Confidentiality and Non-Competition Agreement substantially in the form attached hereto as Exhibit F.

            7.5 Consents and Approvals. The Purchaser shall have received, without expense to it, executed originals of any and all consents, approvals and/or waivers required under any agreement, contract or undertaking to which the Company is a party or by which it is bound in order to permit the consummation of the transactions provided for herein without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of the Purchaser or the Company thereunder. Each such consent, approval and/or waiver shall be in form satisfactory to counsel for the Purchaser.

            7.6 FIRPTA Affidavit. If requested by the Purchaser, the Purchaser shall have received an affidavit of the Company and the Shareholders, sworn to under penalty of perjury, setting forth the name, address and Federal tax identification number and stating that none is a "foreign person" within the meaning of Section 1445 of the Code.

            7.7 Satisfaction of Review. The matters contained in the Disclosure Statement and the results of the investigation of the business properties and affairs of the Company by the Purchaser shall be satisfactory in all material respects to the Purchaser and its counsel.

            7.8 Lenders' Consents. The Purchaser shall have received the written consents of its lenders, if required.

            7.9 Loan Agreements. The Company, at the prior written request of the Purchaser, shall have validly terminated the loan agreements between the Company and BankBoston, N.A. to permit the repayment of all indebtedness thereunder on the Closing Date, in each case without premium, penalty or other payment or consideration, and the Purchaser shall have arranged for the extension of credit on the Closing Date to the Company by the Purchaser's lender, on terms and conditions reasonably satisfactory to the Purchaser, for the purpose of repaying the indebtedness owed by the Company to BankBoston, N.A. and providing working capital to the Company.

            7.10 Audited Financial Statement. The Shareholders shall have caused the Company to deliver Financial Statements as of and for the periods ending August 3, 1997 and August 2, 1998 (the "Audited Financial Statements") prepared and audited by Pricewaterhouse Coopers LLP or other independent certified accountants acceptable to the Purchaser, and the Audited Financials Statements, and the accountants' report thereon shall be reasonably satisfactory to the Purchaser.

            7.11 Resignations. The Shareholders shall have caused such directors of the Company specified by the Purchaser to resign from such office, effective the Closing.

      8. Conditions Precedent to the Obligation of the Shareholders. The obligation of the Shareholders to enter into and complete the Closing is subject, at their option, to the fulfillment of the following conditions, any one or more of which may be waived:

            8.1 Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have paid the Purchase Price and shall have performed and complied in all material respects with all other covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date and signed by an officer of the Purchaser, to the foregoing effect.

           8.2 Opinion of Counsel to the Purchaser. The Shareholders shall have received the opinion of Cameron & Mittleman LLP counsel to the Purchaser, dated the date of the Closing, addressed to the Shareholders in form and substance reasonably acceptable to the Shareholders and their counsel.

            8.3 Employment and Consulting Agreements. Each of the

Employment Agreements and the Consulting Agreement shall have been executed and delivered by each of the parties thereto.

      9. Survival of Representations and Warranties. Notwithstanding any right of any party fully to investigate the affairs of the Company and the Purchaser, and notwithstanding any knowledge of facts determined or determinable by either party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any document delivered in connection with the transactions contemplated by this Agreement. All of the representations, warranties, covenants and agreements of the Shareholders and the Purchaser shall survive the Closing for a period of two (2) years, except with respect to the provisions of Sections 3, 4.25 and 4.26, which shall survive until the earlier of seven (7) years from the date hereof or the expiration of the applicable statutes of limitations.

      10. Indemnification.

            10.1 Obligation of the Shareholders to Indemnify. The Shareholders, jointly and severally, shall indemnify, defend and hold harmless the Purchaser, its successors in interest and its affiliates and assigns from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) ("Losses") based on, arising out of or due to an inaccuracy in, or breach of, any of the representations, warranties and agreements of the Shareholders contained in this Agreement.

            10.2 Obligation of the Purchaser to Indemnify. The Purchaser shall indemnify, defend and hold harmless the Shareholders from and against any Losses based on, arising out of or due to an inaccuracy in, or breach of, any of the representations, warranties and agreements of the Purchaser contained in this Agreement.

            10.3 Notice to Indemnifying Party. If any party (the "Indemnitee") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 10.1, or 10.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof prior to the expiration of the applicable representation, warranty, covenant or agreement provided in Section 9. Such notice shall not be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this


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

Agreement. The Indemnifying Party may compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In the event that the Indemnifying Party elects not to compromise or defend such matter, then the Indemnitee, at the Indemnifying Party's expense, but by the Indemnitee's counsel, may defend such matter. The Indemnitee may not compromise the defense of any such matter without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party answers the defense of such an action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's consent, which shall not be unreasonably withheld and the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are


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

necessary or appropriate for such defense.

            10.4 Set-Off. In addition to any other rights or remedies which the Purchaser may have, at law or equity, the Purchaser shall have the right to set-off the amount of any and all Losses (which have been finally determined) against any amounts due and owing under the Notes or otherwise due the Shareholders under this Agreement. If a claim for indemnification shall arise in an unliquidated amount, then in addition to any other rights or remedies which the Purchaser may have, at law or in equity, the Purchaser shall have the right to pay any amounts owed under the Notes into a segregated, interest bearing account (the "Account") the Purchaser's bank, until the amount of the Loss is determined or resolved.


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

      11. Termination.

            11.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date by written notice as follows: (a) by mutual written consent of the Shareholders and the Purchaser; (b) by either the Purchaser or the Shareholders if any of the conditions to the performance of its obligations set forth in Section 7 or 8, respectively, has not been satisfied or waived on or before the Closing Date; or (c) by the Shareholders or the Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party, or prior to the Closing Date, whichever is earlier.

            11.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall immediately become void, and there shall be no liability or obligation on the part of the Shareholders or the Purchaser or its officers, directors, stockholders or affiliates except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement or from the fraud of such party; provided


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

that the provisions of Section 6.8 shall remain in full force and effect and survive any termination of this Agreement.

      12. Miscellaneous.

           12.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                  (a) "affiliate," with respect to any person, means and includes any person controlling, controlled by or under common control with such person.

                  (b) "contracts" means and includes all contracts, agreements, indentures, bonds, leases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied.

                  (c) "document or other papers" means and includes any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper relating to this Agreement.

                  (d) "knowledge" means, with respect to the Purchaser, the current actual knowledge of the President of the Purchaser, and with respect to the Shareholders, the current actual knowledge of the Shareholders or any of them.

                  (e) "lien or other encumbrance" means and includes


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

any lien, pledge, mortgage, security interest, deed of trust, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect or any other encumbrance whatsoever.

                  (f) "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

                  (g) "Property" means real, personal or mixed property.

                  (h) "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related, and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including related interest, additions to tax and penalties.

            12.2 Publicity. The Purchaser may release or announce to the public the transactions set forth in this Agreement concurrently with or after the execution and delivery of this Agreement, the form and substance thereof to be determined by the


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

Purchaser. The Shareholders shall make no public announcement with respect to this Agreement without the prior written consent of the Purchaser.

            12.3 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission, or if mailed, three days after the date of mailing (two days in the case of express mail), but excluding Saturdays, Sundays and holidays, as follows:

      (a)   if to the Purchaser, to:

                  Infinite Group, Inc.
                  2364 Post Road
                  Warwick, Rhode Island 02886
                  Attention: Clifford G. Brockmyre, President

            with a copy to:

                  Cameron & Mittleman LLP
                  56 Exchange Terrace
                  Providence, Rhode Island 02903
                  Telecopier No.: 401-331-5787
                  Attention: Joseph F. Whinery, Esq.

            And to:

                  Kenneth S. Rose, Esq.
                  Morse, Zelnick, Rose & Lander
                  450 Park Avenue - Suite 902
                  New York, New York 10022


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

                  Telecopier No.: 212-838-9190

      (b)   if to the Shareholders, to:

                  Ralph P. Lazzara
                  20 Wintergreen Lane
                  Westfield, MA 02085

                  John T. Monaghan
                  74 Sears Road
                  Goshen, MA 02032

                  Roger Beauregard
                  132 Jarvis Avenue
                  Holyoke, MA 01040

                  Roger Poirier
                  22 Sterling Drive
                  Easthampton, MA 01027

            with a copy to:

                  Gary E. Martinelli & Associates, P.C.
                  1500 Main Street
                  P.O. Box 15407
                  Springfield, Massachusetts 01115
                  Telecopier No.: 413-747-3928
                  Attention: Gary E. Martinelli, Esq.

            12.4 Entire Agreement. This Agreement (including the Exhibits hereto and the Disclosure Statement) contains the entire agreement among the parties with respect to the acquisition of the Company Shares and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

            12.5 Waivers and Amendments. This Agreement may be


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

amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach. Time is of the essence in the payment and performance of all agreements and obligations of


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

the parties under this Agreement.

            12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

            12.7 No Assignment. This Agreement is not assignable by any of the Shareholders except by operation of law. The Purchaser may assign its rights and obligations hereunder to any wholly-owned subsidiary of the Purchaser. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors and permitted assigns.

            12.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

            12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            12.10 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.


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

      13. Company Pension Plan. Notwithstanding anything to the contrary contained herein, to the extent commercially reasonable and permitted by applicable laws, the Purchaser agrees (a) to cause the Company to maintain in effect for a period of at least ten (10) years the Osley & Whitney Retirement Plan (the "Plan") as described in the Summary Plan Description dated July, 1995, and (b) to make no material changes to the benefits under the Plan during such period without, in each case, the written consent of at least two (2) of the Shareholders, which consent shall not be unreasonably delayed and which consent shall not be withheld if the requested change will not alter any vested benefits of a Plan participant and is reasonably shown to be in the best interests of the Company and the Plan participants. In addition, Purchaser (a) shall not permit the trustees under the Plan to purchase shares of Purchaser and (b) for as long as he remains an employee of the Company, Purchaser shall cause the Company to appoint John T. Monaghan as a trustee of the Plan in accordance with the terms thereof.

                  [The following page is the signature page]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        INFINITE GROUP, INC.

                                        By:_____________________________________
                                           Clifford G. Brockmyre


                                        SHAREHOLDERS:

                                        ________________________________________
                                         John T. Monaghan

                                        ________________________________________
                                         Ralph P. Lazzara

                                        ________________________________________
                                         Roger Poirier

                                        ________________________________________
                                         Roger Beauregard


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